Filed pursuant to Rule 424(b)(3) and 424(c)
                                     Registration Statement No. 333-82080



                          PROSPECTUS SUPPLEMENT NO. 15
                     (To Prospectus Dated February 22, 2002)

                                  $200,000,000

                                Photronics, Inc.

                 4 3/4% Convertible Subordinated Notes Due 2006
                                       and
               Common Stock Issuable Upon Conversion of the Notes


This document supplements our prospectus dated February 22, 2002 relating to the resale of up to $200,000,000 aggregate principal amount of our notes and the shares of our common stock issuable upon conversion of the notes, by certain holders of notes who are named as selling security holders in the prospectus.

You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement updates information in the prospectus, and, accordingly, to the extent inconsistent, the information in this prospectus supplement supersedes the information contained in the prospectus.

                              -------------------

Investing in the notes involves risks. See "Risk Factors" beginning on page 7 of the prospectus.

                              -------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


           The date of this prospectus supplement is October 24, 2002.

The table of selling security holders beginning on page 36 of the prospectus is hereby amended to add the entity named below as selling security holder:



                                                                                    Number of
                                        Principal                                   shares of              Percentage
                                     amount of notes                                  common                of common
                                       beneficially               Percentage        stock that                stock
                                       owned that                  of notes         may be sold            outstanding
          Name                         may be sold                outstanding           (1)                    (2)
          ----                         -----------                -----------           ---                    ---

MFS Total Return Fund (10)          $    1,000,000                     *              27,027                    *

After giving effect to the addition of the foregoing selling security holder and the addition of a new footnote (10), the section of the prospectus entitled "Selling Security Holders" reads as follows:


                            SELLING SECURITY HOLDERS

                  We originally issued the notes in a private placement in December 2001. The notes were resold by the initial purchasers of the notes to qualified institutional buyers under Rule 144A under the Securities Act. Selling security holders may offer and sell the notes and the underlying common stock pursuant to this prospectus.

                  The following table sets forth information we have received as of October 24, 2002 about the principal amount of notes and the underlying common stock beneficially owned by each selling security holder that may be offered using this prospectus.



                                                                                                 Number of
                                                     Principal                                   shares of              Percentage
                                                  amount of notes                                  common                of common
                                                    beneficially               Percentage        stock that                stock
                                                    owned that                  of notes         may be sold            outstanding
                    Name                            may be sold                outstanding           (1)                    (2)
                    ----                            -----------                -----------           ---                    ---

Advent Convertible Master
Cayman L.P.                                         $ 2,935,000                   1.47%                79,324                *

AIG/National Union Fire
Insurance                                               180,000                     *                   4,864                *

AIM Alternative Asset Partners                           15,000                     *                     405                *

Alpha US Sub Fund 4, LLC                                415,000                     *                  11,216                *

Allentown City Firefighters
Pension Plan                                             29,000                     *                     783                *

Allentown City Officers &
Employees Pension Fund                                   11,000                     *                     297                *

Allentown City Police Pension
Plan                                                     54,000                     *                   1,459                *

Amaranth LLC                                         13,800,000                   6.90                372,972               1.21%

American Motorist Insurance
Company                                                 507,000                     *                  13,702                *

                                                                                                 Number of
                                                     Principal                                   shares of              Percentage
                                                  amount of notes                                  common                of common
                                                    beneficially               Percentage        stock that                stock
                                                    owned that                  of notes         may be sold            outstanding
                    Name                            may be sold                outstanding           (1)                    (2)
                    ----                            -----------                -----------           ---                    ---

AmSouth Bank Custodian for
AmSouth VA Equity Income Fund                         2,100,000                   1.05                 56,756                *

AmSouth Bank Custodian for
Silect Equity Variable Annuity                        1,320,000                    *                   35,675                *
Fund

Arapahoe County Colorado                                 49,000                    *                    1,324                *

Arbitex Master Fund L.P. (9)                          9,000,000                   4.50                243,243                *

Argent Classic Convertible
Arbitrage Fund L.P.                                     500,000                    *                   13,513                *

Argent Classic Convertible
Arbitrage Fund (Bermuda) Ltd.                         2,000,000                   1.00                 54,054                *

Argent Convertible Arbitrage
Fund Ltd.                                             4,500,000                   2.25                121,621                *

Argent LowLev Convertible
Arbitrage Fund LLC                                      500,000                    *                   13,513                *

Arkansas Teachers Retirement
System                                                3,506,000                   1.75                 94,756                *

Aventis Pension Master Trust (5)                        105,000                    *                    2,837                *

Bank Austria Cayman Islands,
LTD                                                   7,400,000                   3.70                199,999                *

Bankers Trust Company Trustee
for DaimlerChrysler Corp. Emp.                        3,465,000                   1.73                 93,648                *

#1 Pension Plan dtd. 4/1/89
Baptist Health of South Florida                         577,000                    *                   15,594                *

Black Diamond Offshore Ltd.                             565,000                    *                   15,270                *

Boilermaker - Blacksmith Pension
Trust (5)                                               590,000                    *                   15,945                *

British Virgin Islands Social
Security Board                                           38,000                    *                    1,027                *

                                                                                                 Number of
                                                     Principal                                   shares of              Percentage
                                                  amount of notes                                  common                of common
                                                    beneficially               Percentage        stock that                stock
                                                    owned that                  of notes         may be sold            outstanding
                    Name                            may be sold                outstanding           (1)                    (2)
                    ----                            -----------                -----------           ---                    ---

CALAMOS(R) Convertible Fund -
CALAMOS(R) Investment Trust                          2,400,000                    1.20                 64,864                *
(5)

CALAMOS(R) Convertible Growth
and Income Fund - CALAMOS(R)                         4,400,000                    2.20                118,918                *
Investment Trust (5)

CALAMOS(R) Convertible
Portfolio - CALAMOS(R)Advisors                          65,000                      *                   1,756                *
Trust (5)

CALAMOS(R) Convertible
Technology Fund - CALAMOS(R)                            65,000                      *                   1,756                *
Investment Trust (5)

CALAMOS(R) Global Convertible
Fund - CALAMOS(R) Investment                            70,000                      *                   1,891                *
Trust (5)

CALAMOS(R) Market Neutral Fund -
CALAMOS(R) Investment Trust (5)                     10,500,000                    5.25                283,783                *

Castle Convertible Fund, Inc.                        1,250,000                      *                  33,783                *

Chrysler Corporation Master
Retirement Trust                                     2,035,000                    1.01                 54,999                *

CIBC World Markets                                   1,000,000                      *                  27,027                *

City of Albany Pension Plan (5)                         50,000                      *                   1,351                *

City of Knoxville Pension System
(5)                                                    145,000                      *                   3,918                *

City of New Orleans                                    203,000                      *                   5,486                *

City University of New York                            122,000                      *                   3,297                *

Clarica Life Insurance Co.- U.S.
(5)                                                    145,000                      *                   3,918                *

Clinton Multistrategy Master
Fund, Ltd.                                           4,000,000                    2.00                108,108                *

Clinton Riverside Convertible
Portfolio Limited                                    4,000,000                    2.00                108,108                *

Consulting Group Capital Markets
Funds (5)                                              250,000                      *                   6,756                *

                                                                                                 Number of
                                                     Principal                                   shares of              Percentage
                                                  amount of notes                                  common                of common
                                                    beneficially               Percentage        stock that                stock
                                                    owned that                  of notes         may be sold            outstanding
                    Name                            may be sold                outstanding           (1)                    (2)
                    ----                            -----------                -----------           ---                    ---

Credit Suisse First Boston
Corporation                                          1,500,000                      *                  40,540                *

DeAm Convertible Arbitrage                           3,300,000                    1.65                 89,189                *

Delta Airlines Master Trust (5)                        950,000                      *                  25,675                *

Delta Air Lines Master Trust (c/o
Oaktree Capital Management                             490,000                      *                  13,243                *
LLC)

Delta Pilots Disability and
Survivorship Trust (5)                                 200,000                      *                   5,405                *

Delta Pilots D & S Trust (c/o
Oaktree Capital Management                             270,000                      *                   7,297                *
LLC)

Deutsche Banc Alex Brown                            15,624,000                    7.81                422,269               1.37

Dorinco Reinsurance Company (5)                        325,000                      *                   8,783                *

Double Black Diamond Offshore
LDC                                                  2,935,000                    1.47                 79,324                *

Drury University (5)                                    35,000                      *                     945                *

Engineers Joint Pension Fund                           468,000                      *                  12,648                *

Federated Equity Income Fund,
Inc.                                                 7,300,000                    3.65                197,297                *

Federated Insurance Series, on
behalf of its Federated Income                         300,000                      *                   8,108                *
Fund II

Fidelity Financial Trust: Fidelity                  11,680,000                    5.84                315,675               1.03
Convertible Securities Fund (6)

Franklin and Marshall College                          190,000                      *                   5,135                 *

Gartmore Variable Insurance
Trust, on behalf of its Federated                      180,000                      *                   4,864                 *
GVIT Equity Income Fund

Goldman Sachs and Company                            3,430,000                    1.71                 92,702                 *

Grady Hospital Foundation                              107,000                      *                   2,891                 *

Granville Capital Corporation                        2,000,000                    1.00                 54,054                 *

                                                                                                 Number of
                                                     Principal                                   shares of              Percentage
                                                  amount of notes                                  common                of common
                                                    beneficially               Percentage        stock that                stock
                                                    owned that                  of notes         may be sold            outstanding
                    Name                            may be sold                outstanding           (1)                    (2)
                    ----                            -----------                -----------           ---                    ---

HFR Convertible Arbitrage
Account                                                190,000                     *                    5,135                *

HFR Master Fund, LTD. (5)                               50,000                     *                    1,351                *

HSBC Trustee, Zola Managed
Trust                                                  200,000                     *                    5,405                *

H.K. Porter Company, Inc. (5)                           15,000                     *                      405                *

Independence Blue Cross                                 64,000                     *                    1,729                *

Innovest Finanzdienstleistungs AG                      580,000                     *                   15,594                *

Jefferies Umbrella Fund US
Convertible Bonds                                      270,000                     *                    7,297                *

KBC Financial Products (Cayman
Island) Limited                                      2,000,000                   1.00                  54,054                *

KBC Financial Products USA Inc.                        250,000                     *                    6,756                *

Kettering Medical Center Funded
Depreciation Account (5)                                35,000                     *                      945                *

Knoxville Utilities Board
Retirement System (5)                                  120,000                     *                    3,243                *

Lincoln National Global Asset
Allocation Fund, Inc.                                   40,000                     *                    1,081                *

Lipper Convertibles, L.P.                            1,500,000                     *                   40,540                *

Lipper Offshore Convertibles, L.P.                   1,500,000                     *                   40,540                *

Louisiana Workers' Compensation
Corporation (5)                                        150,000                     *                    4,054                *

Lumbermans                                             491,000                     *                   13,270                *

Lyxor Master Fund Ref:
Argent/LowLev CB                                     1,230,000                     *                   33,243                *

Lyxor Master Fund, c/o Zola
Capital Management                                     300,000                     *                    8,108                *

Macomb County Employees'
Retirement System (5)                                  145,000                     *                    3,918                *

Man Convertible Bond Master
Fund, Ltd.                                           8,208,000                   4.10                 221,837                *

                                                                                                 Number of
                                                     Principal                                   shares of              Percentage
                                                  amount of notes                                  common                of common
                                                    beneficially               Percentage        stock that                stock
                                                    owned that                  of notes         may be sold            outstanding
                    Name                            may be sold                outstanding           (1)                    (2)
                    ----                            -----------                -----------           ---                    ---

McMahan Securities Co., L.P.                         1,500,000                     *                   40,540                *

MFS Total Return Fund (10)                           1,000,000                     *                   27,027                *

Microsoft Corporation                                  410,000                     *                   11,081                *

Minnesota Power and Light                              125,000                     *                    3,378                *

Morgan Stanley & Co. (7)                             1,500,000                     *                   40,540                *

Motion Pictures Industry                               545,000                     *                   14,729                *

Motion Picture Industry Health Plan -
Active Member Fund                                     190,000                     *                    5,135                *

Motion Picture Industry Health
Plan - Retiree Member Fund                              80,000                     *                    2,162                *

Municipal Employees                                    183,000                     *                    4,945                *

New Orleans Firefighters Pension
/ Relief Fund                                          110,000                     *                    2,972                *

Nicholas Applegate Convertible
Fund                                                 1,529,000                     *                   41,324                *

Nicholas Applegate Global
Holdings LP                                             35,000                     *                      945                *

1976 Distribution Trust FBO A.R.
Lauder / Zinterhofer                                     7,000                     *                      189                *

1976 Distribution Trust FBO Jane
A. Lauder                                               13,000                     *                      351                *

Occidental Petroleum Corporation                       118,000                     *                    3,189                *

OCM Convertible Trust                                1,180,000                     *                    8,918                *

Ohio National Fund, Inc., on
behalf of its Equity Income                             30,000                     *                      810                *
Portfolio

Ondeo Nalco                                             40,000                     *                    1,081                *

Onex Industrial Partners Limited                     1,950,000                     *                   52,702                *

Palladin Securities LLC                              1,200,000                     *                   32,432                *

Paloma Securities LLC                                5,000,000                   2.50                 135,135                *

Partner Reinsurance Company
Ltd.                                                   330,000                     *                    8,918                *


                                                                                                 Number of
                                                     Principal                                   shares of              Percentage
                                                  amount of notes                                  common                of common
                                                    beneficially               Percentage        stock that                stock
                                                    owned that                  of notes         may be sold            outstanding
                    Name                            may be sold                outstanding           (1)                    (2)
                    ----                            -----------                -----------           ---                    ---

Pebble Capital Inc.                                    650,000                     *                   17,567                 *

Physicians Life                                        183,000                     *                    4,945                 *

Policemen and Firemen
Retirement System of the City of                       503,000                     *                   13,594                 *
Detroit

Port Authority of Allegheny
County Retirement and Disability
Allowance Plan for the Employees                       615,000                     *                   16,621                 *
Represented by Local 85 of the
Amalgamated Transit Union (5)

Pro-mutual                                             603,000                     *                   16,297                 *

Putnam Asset Allocation Funds-
Balanced Portfolio                                     310,000                     *                    8,378                 *

Putnam Asset Allocation Funds-
Conservative Portfolio                                 240,000                     *                    6,486                 *

Putnam Convertible Income-
Growth Trust                                         2,180,000                   1.09                  58,918                 *

Putnam Convertible Opportunities
and Income Trust                                        80,000                     *                    2,162                 *

Putnam Variable Trust-Putnam VT
Global Asset Allocation Fund                            80,000                     *                    2,162                 *

Qwest Occupational Health Trust                         55,000                     *                    1,486                 *

Ramius Capital Group                                   300,000                     *                    8,108                 *

RAM Trading Ltd                                      1,750,000                     *                   47,297                 *

Raytheon Master Pension Trust                          200,000                     *                    5,405                 *

RCG Halifax Master Fund, LTD                           550,000                     *                   14,864                 *

RCG Latitude Master Fund, LTD                        2,500,000                   1.25                  67,567                 *

RCG Multi Strategy A/C LP                            1,250,000                     *                   33,783                 *

Robertson Stephens                                   5,000,000                   2.50                 135,135                 *

Rockhaven Fund                                          80,000                     *                    2,162                 *

Rockhaven Premier Dividend
Fund                                                   700,000                     *                   18,918                 *


                                                                                                 Number of
                                                     Principal                                   shares of              Percentage
                                                  amount of notes                                  common                of common
                                                    beneficially               Percentage        stock that                stock
                                                    owned that                  of notes         may be sold            outstanding
                    Name                            may be sold                outstanding           (1)                    (2)
                    ----                            -----------                -----------           ---                    ---

Sage Capital                                           100,000                     *                    2,702                 *

San Diego City Retirement                            1,097,000                     *                   29,648                 *

San Diego County Convertible                         1,654,000                     *                   44,702                 *

SCI Endowment Care Common
Trust Fund - First Union (5)                            20,000                     *                      540                 *

SCI Endowment Care Common
Trust Fund - National Fiduciary                         70,000                     *                    1,891                 *
Services (5)

SCI Endowment Care Common
Trust Fund - Suntrust (5)                               30,000                     *                      810                 *

Screen Actors Guild Pension
Convertible                                            500,000                     *                   13,513                 *

S G Cowen Securities Corporation                     1,500,000                     *                   40,540                 *

SG Hambros Trust Company
(Jersey) Ltd as Trustee of the                         300,000                     *                    8,108                 *
Lyxor Master Fund

Shell Pension Trust                                    320,000                     *                    8,648                 *

Silverado Arbitrage Trading, Ltd.                      500,000                     *                   13,513                 *

Silvercreek Limited Partnership                      1,100,000                     *                   29,729                 *

Silvercreek II Limited                                 900,000                     *                   24,324                 *

Sisters of Good Shepherd                               100,000                     *                    2,702                 *

Southdown Pension Plan (5)                              60,000                     *                    1,621                 *

Southern Farm Bureau Life
Insurance                                              185,000                     *                    4,999                 *

SPT (5)                                                710,000                     *                   19,189                 *

St. Thomas Trading, Ltd.                            13,468,000                   6.73                 363,999               1.18

Starvest Combined Portfolio                            190,000                     *                    5,135                 *

State Employees' Retirement Fund
of the State of Delaware                               810,000                     *                   21,891                 *

State of Connecticut Combined
Investment Fund                                      1,705,000                     *                   46,081                 *

State of Maryland Retirement                         2,575,000                   1.29                  69,594                 *
Agency


                                                                                                 Number of
                                                     Principal                                   shares of              Percentage
                                                  amount of notes                                  common                of common
                                                    beneficially               Percentage        stock that                stock
                                                    owned that                  of notes         may be sold            outstanding
                    Name                            may be sold                outstanding           (1)                    (2)
                    ----                            -----------                -----------           ---                    ---

State Street Bank Custodian
for GE Pension Trust                                 1,585,000                     *                   42,837                 *

Sunrise Partners LLC                                 9,200,000                   4.60                 248,648                 *

The Dow Chemical Company
Employees' Retirement Plan (5)                       1,150,000                     *                   27,631                 *

The Fondren Foundation (5)                              35,000                     *                      945                 *

The Grable Foundation                                   95,000                     *                    2,567                 *

Trustmark Insurance Company                            280,000                     *                    7,567                 *

2000 Revocable Trust FBO A.R.
Lauder / Zinterhofer                                     6,000                     *                      162                 *

Union Carbide Retirement
Account (5)                                            600,000                     *                   16,216                 *

United Food and Commercial
Workers Local 1262 and                                 270,000                     *                    7,297                 *
Employee Pension Fund (5)

Vanguard Convertible Securities
Fund, Inc.                                           1,945,000                     *                   52,567                 *

Vopak USA Inc., Retirement Plan
(f.k.a. Van Waters & Rogers, Inc.                      140,000                     *                    3,783                 *
Retirement Plan) (5)

Wake Forest University                                 686,000                     *                   18,540                 *

Wake Forest University
Convertible Arbitrage                                  355,000                     *                    9,594                 *

WPG Convertible Arbitrage
Overseas Master Fund, L.P                            2,500,000                   1.25                  67,567                 *

Writers Guild Industry Health
Fund                                                   293,000                     *                    7,918                 *

Wyoming State Treasurer                                971,000                     *                   26,243                 *

Zurich Institutional Benchmark
Master Fund Ltd.                                     1,000,000                     *                   27,027                 *

                                                                                                  Number of
                                                  Principal                                       shares of           Percentage
                                               amount of notes                                      common             of common
                                                 beneficially               Percentage            stock that             stock
                                                 owned that                  of notes             may be sold         outstanding
                    Name                         may be sold                outstanding               (1)                 (2)
                    ----                         -----------                -----------               ---                 ---

Any other holder of notes or future
transferee, pledgee, donee or                                0                     -                        0                 -
successor of any holder (3)                    ________________             ________             _____________         _________

Total..............................            $200,000,000 (8)              100.00%             5,405,400 (4)            15.13%
                                               ================             ========             =============         =========

---------------------
* Less than 1%.

     (1) Assumes conversion of all of the holder's notes at a conversion rate of 27.027 shares of common stock per $1,000 principal amount of notes. However, this conversion rate will be subject to adjustment as described under "Description of Notes--Conversion Rights." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

     (2) Calculated based on 30,315,494 shares of common stock outstanding as of December 31, 2001. In calculating this amount for each selling security holder, we treated as outstanding that number of shares of common stock issuable upon conversion of all of that holder's notes. However, we did not assume the conversion of any other holder's notes, except in calculating the percentage for all selling security holders as a group.

     (3) Information about other selling security holders will be set forth in prospectus supplements, if required.

     (4) Column does not add up correctly because the fractional shares to which the holders would be entitled have been disregarded.

     (5) Pursuant to an Investment Management Agreement, CALAMOS(R) Investments is not acting individually, but solely as an Investment Manager for the selling security holder.

     (6) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management and Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp., a Massachusetts corporation. The holdings are as of January 23, 2002.

     (7) The entity owns $1,200,000 of our 6.00% convertible subordinated notes due 2004. Further, Morgan Stanley & Co. Incorporated acted as one of the initial purchasers in connection with the offer and sale of the notes in December 2001.

     (8) The figures in this column are based on information supplied to us, as of October 24, 2002, by the respective selling security holders named in the table. As of that date, these selling security holders had supplied us with information indicating that, collectively, they owned more than $200,000,000 aggregate principal amount of notes (which would be convertible into more than 5,405,400 shares of common stock), reflecting, we believe, that one or more selling security holders supplied us with information for inclusion in the table and then sold their notes in transactions exempt from the registration requirements of the Securities Act to persons who also supplied us with information with respect to the same notes. However, since this prospectus would not be applicable to any sale of notes after they have been publicly sold utilizing this prospectus, no more than $200,000,000 principal amount of notes could be sold utilizing this prospectus and, accordingly, the $200,000,000 total in this column has been retained and represents the maximum principal amount of notes that could be sold hereunder.

     (9) The entity also owns an additional $6,500,000 principal amount of the notes, which it purchased, in registered form, in the open market.

     (10) This entity (the "Fund") has advised us that, to the best of its knowledge, the Fund has no position, office or other material relationship with us or any of our affiliates and that, while other funds and accounts advised by Massachusetts Financial Services Company ("MFS") may own securities issued by us, MFS has no knowledge of any other position, office or other material relationship between the Fund's affiliates and us or any of our affiliates.

         We prepared this table based on the information supplied to us on or before October 24, 2002 by the selling security holders named in the table. The selling security holders listed in the above table may have sold or transferred, pursuant to the prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date they have supplied the information to us. Some of the selling security holders may hold additional notes that have been registered under the Securities Act. Information about the selling security holders may change further over time. Any changed information supplied to us will be set forth in future prospectus supplements.

         Other than as noted above, none of the selling security holders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

         Because the selling security holders may offer all or some of their notes or the underlying common stock from time to time, we cannot estimate the amount of the notes or the underlying common stock that will be held by the selling security holders upon the termination of any particular offering. See "Plan of Distribution."

The last sentence of the sixth paragraph under "Plan of Distribution" on page 41 of the prospectus is hereby amended to read as follows:

         "The selling security holders may also sell the notes or the underlying common stock short and deliver notes or the underlying common stock to close out short positions, or loan or pledge notes or the underlying common stock to broker-dealers or financial institutions that, in turn, may sell the notes or the underlying common stock."